Exhibit 1

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

Dated: July 22, 2019

DAGMAR DOLBY	MARITAL TRUST UNDER THE DOLBY FAMILY TRUST INSTRUMENT DATED MAY 7, 1999

By: *	By: *
Dagmar Dolby	Name: Dagmar Dolby
Title: Trustee

THOMAS E. DOLBY	DAGMAR DOLBY TRUST UNDER THE DOLBY FAMILY TRUST INSTRUMENT DATED MAY 7, 1999

By: *	By: *
Thomas E. Dolby	Name: Dagmar Dolby
Title: Trustee

DAVID E. DOLBY	RAY DOLBY 2002 TRUST A DATED APRIL 19, 2002

By: *	By: *
David E. Dolby	Name: Dagmar Dolby
Title: Trustee

DAGMAR DOLBY 2017 TRUST BB DATED MAY 25, 2017	RAY DOLBY 2002 TRUST B DATED APRIL 19, 2002

By: *	By: *
Name: Dagmar Dolby	Name: Dagmar Dolby
Title: Trustee	Title: Trustee

DAGMAR DOLBY 2018 TRUST BB DATED JUNE 20, 2018	DOLBY HOLDINGS II LLC

By: *	By: *
Name: Dagmar Dolby	Name: Dagmar Dolby
Title: Trustee	Title: Manager

DAGMAR DOLBY 2019 TRUST BB DATED JULY 22, 2019	DOLBY HOLDINGS III LLC

By: *	By: *
Name: Dagmar Dolby	Name: Dagmar Dolby
Title: Trustee	Title: Manager

*By: /s/ Patrick McCabe
Patrick McCabe, on behalf of Shartsis Friese LLP,
as Attorney-in-Fact